Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2005, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal controls over financial reporting, of Checkpoint Systems, Inc., which appears in Checkpoint Systems, Inc.'s Annual Report on Form 10-K for the year ended December 26, 2004.

PricewaterhouseCoopers LLP

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
July 28, 2005